Exhibit 32

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Douglas H. Yaeger, Chairman of the Board and Chief Executive Officer of The Laclede Group, Inc., hereby certify that

(a)
To the best of my knowledge, the accompanying report on Form 10-K for the year ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-K for the year ended September 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of The Laclede Group, Inc.

Date:	November 18, 2011	/s/ Douglas H. Yaeger
Douglas H. Yaeger
Chairman of the Board
and Chief Executive Officer

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Mark D. Waltermire, Chief Financial Officer of The Laclede Group, Inc., hereby certify that

(a)
To the best of my knowledge, the accompanying report on Form 10-K for the year ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-K for the year ended September 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of The Laclede Group, Inc.

Date:	November 18, 2011	/s/ Mark D. Waltermire
Mark D. Waltermire
Chief Financial Officer